EXHIBIT 32.2
CERTIFICATION PURSUANT TO
EXCHANGE ACT RULE 13a-14(b) AND
18 U.S.C. SECTION 1350
     In connection with the Quarterly Report of Spartech Corporation (the “Company”) on Form 10-Q for the period ended July 29, 2006, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Randy C. Martin, Executive Vice President Corporate Development and Chief Financial Officer, certify, to the best of my knowledge, pursuant to Exchange Act Rule 13a-14(b) and 18 U.S.C. Section 1350, that:
(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Randy C. Martin

Randy C. Martin
Executive Vice President and
Chief Financial Officer
September 6, 2006

31